Exhibit 99.1
UNITED TOTE COMPANY
UNAUDITED CONSOLIDATED BALANCE SHEETS
As of December 31, 2005 and 2004

	December 31,	December 31,
	2005	2004
ASSETS
Current assets
Cash	$118,883	$225,330
Accounts and notes receivable, net of allowance for doubtful accounts of $286,262 and $297,613	4,557,266	3,792,789
Inventories	2,303,130	3,748,765
Deferred income taxes	371,225	637,949
Prepaid assets	302,784	217,275
Refundable income taxes	41,663	22,952

	7,694,951	8,645,060

Property and equipment, net	17,271,495	8,156,877

Other assets
Deferred income taxes	284,202	21,524
Intangible assets, net	717,590	736,465
Notes receivable	498,387	648,243
Other	43,007	102,112
Investment in joint venture	10,000	50,000

	1,553,186	1,558,344

	$26,519,632	$18,360,281

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Current maturities of long-term debt	$4,768,711	$2,505,911
Accounts payable	1,406,792	1,326,512
Checks in excess of bank balances	142,390	253,270
Accrued employee compensation and benefits	1,088,072	1,331,836
Accrued sales and use tax	45,719	19,499
Income taxes payable	—	130,000
Other accrued liabilities	233,218	230,339
Deferred revenue	16,071	17,819

	7,700,973	5,815,186
Long-term debt, less current maturities	10,356,726	3,808,339
Fair value of interest rate swap	7,280	—

Total liabilities	18,064,979	9,623,525

Stockholder’s Equity
Common stock, no par value (authorized 10,000 shares; issued and outstanding 1,000 shares)	—	—
Additional paid-in capital	7,260,000	7,260,000
Accumulated other comprehensive loss	(108,833)	(47,317)
Retained earnings	1,303,486	1,524,073

	8,454,653	8,736,756

	$26,519,632	$18,360,281

See accompanying notes to unaudited consolidated financial statements.

UNITED TOTE COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the three months ended December 31, 2005 and December 31, 2004

	Three Months	Three Months
	Ended	Ended
	December 31,	December 31,
	2005	2004
Revenues
Contract revenues	$5,960,871	$5,585,746
Equipment sales	89,302	148,429

	6,050,173	5,734,175

Cost of revenues	3,718,037	3,448,606

Gross profit	2,332,136	2,285,569

Operating expenses
Selling, general and administrative	1,246,511	1,255,908
Research and development	568,686	596,096
Depreciation and amortization	773,496	389,381

	2,588,693	2,241,385

Income (loss) before other income (expense) and income taxes	(256,557)	44,184

Other income (expense)
Interest income	22,083	35,332
Interest expense	(233,597)	(49,348)
Other	16,641	12,841
Income related to investment in joint venture	69,496	—

	(125,377)	1,175

Income (loss) before income taxes	(381,934)	43,009
Provision (credit) for income taxes	(221,593)	71,581

Net loss	(160,341)	(28,572)
Accumulated other comprehensive loss	(2,178)	(31,912)

Comprehensive loss	$(162,519)	$(60,484)

See accompanying notes to unaudited consolidated financial statements.

UNITED TOTE COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY
For the three months ended December 31, 2005 and December 31, 2004

			Accumulated
		Additional	Other		Total
	Common	Paid-in	Comprehensive	Retained	Stockholder’s
	Stock	Capital	Loss	Earnings	Equity
Balance, September 30, 2004	$—	$7,260,000	$(15,405)	$1,552,644	$8,797,239
Net loss	—	—	—	(28,571)	(28,571)
Change in cumulative translation adjustment	—	—	(31,912)	—	(31,912)

Balance, December 31, 2004	—	7,260,000	(47,317)	1,524,073	8,736,756
Net loss	—	—	—	(60,158)	(60,158)
Change in fair market value of interest rate swap	—	—	(5,637)	—	(5,637)
Change in cumulative translation adjustment	—	—	(53,701)	—	(53,701)

Balance, September 30, 2005	—	7,260,000	(106,655)	1,463,915	8,617,260
Net loss	—	—	—	(160,341)	(160,341)
Change in fair market value of interest rate swap	—	—	(1,643)	—	(1,643)
Change in cumulative translation adjustment	—	—	(535)	(88)	(623)

Balance, December 31, 2005	$—	$7,260,000	$(108,833)	$1,303,486	$8,454,653

See accompanying notes to unaudited consolidated financial statements.

UNITED TOTE COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended December 31, 2005 and December 31, 2004

	Three	Three
	Months Ended	Months Ended
	December 31,	December 31,
	2005	2004
Cash flows from operating activities
Net loss	$(160,341)	$(28,572)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	773,496	389,381
Provision for doubtful accounts	9,000	3,000
Deferred income taxes	—	176,262
Changes in assets and liabilities
Accounts and notes receivable	(525,429)	(439,359)
Inventories	(81,075)	287,746
Prepaid assets	(169,550)	175,530
Accounts payable	144,285	(1,223,674)
Accrued employee compensation and benefits	(92,433)	(146,173)
Income taxes payable/refundable	(123,267)	71,581
Other accrued liabilities	(513,469)	(113,147)

Net cash from operating activities	(738,783)	(847,425)

Cash flows from investing activities
Purchases of property and equipment	(254,007)	(4,742,364)
Notes Receivable — payments received	52,504	121,225

Net cash used in investing activities	(201,503)	(4,621,139)

Cash flows from financing activities
Revolving line of credit, net	—	—
Proceeds from issuance of long-term debt	772,950	5,599,608
Payments on long-term debt	(58,728)	(148,260)
Checks in excess of bank balances	142,390	253,270

Net cash from financing activities	856,612	5,704,618

Effect of exchange rate changes on cash	(493)	(31,912)

Net change in cash	(84,167)	204,142
Cash at beginning of period	203,050	21,188

Cash at end of period	$118,883	$225,330

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$233,597	$49,348
See accompanying notes to unaudited consolidated financial statements.

UNITED TOTE COMPANY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended December 31, 2005 and 2004
NOTE 1 — NATURE OF OPERATIONS
United Tote Company and its wholly owned subsidiaries, United Tote Canada, United Tote Columbia, LTDA and Dynatote of Pennsylvania, Inc. (collectively, the “Company”), provide pari-mutuel wagering services to approximately 110 pari-mutuel facilities in North America, South America, Europe and Asia. The Company was formerly a wholly owned subsidiary of UT Group LLC and was incorporated on September 12, 1975 in the State of Montana. See Note 12.
On September 5, 2003, UT Group LLC acquired the stock of United Tote Company, United Tote Canada and related subsidiaries from International Game Technology Company for approximately $13.4 million. The excess of the fair value of acquired net assets (“negative goodwill”) of approximately $11.8 million was allocated to long-term assets on a pro-rata basis in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”. The acquisition was accounted for as a purchase and, accordingly, the operating results of the Company were included in the consolidated financial statements from the acquisition date.
As these financial statements present the consolidated financial position and results of operations of United Tote Company and subsidiaries, and exclude its parent company UT Group LLC, the “push down” basis of accounting was applied as of the acquisition date above. Accordingly, purchase accounting was applied at the Company level.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Consolidation: The consolidated financial statements present the financial position and results of operations of United Tote Company and its subsidiaries. United Tote Columbia, LTDA and Dynatote of Pennsylvania, Inc. are inactive dormant subsidiaries. All significant intercompany transactions and accounts have been eliminated in the consolidated financial statements.
Revenue Recognition: The majority of the Company’s revenues are derived from contracts which include the installation and operation of pari-mutuel wagering networks. The Company is compensated under these arrangements by sharing in the revenue generated by the pari-mutuel venues and the Company recognizes its revenue relating to this business based on its share of gaming receipts as generated. In some instances, the Company incurs significant costs relating to these contracts before the systems become operational. The Company is also required to provide various levels of routine operational support and software maintenance throughout the life of the contract, which is expensed as incurred.
Revenue from the sale of pari-mutuel gaming systems equipment and related parts is recognized upon delivery and customer acceptance.
(Continued)

UNITED TOTE COMPANY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended December 31, 2005 and 2004
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Cash: The Company maintains deposit accounts in local financial institutions. Each institution provides FDIC coverage of $100,000 per depositor.
Receivables and Allowance for Doubtful Accounts: The Company sells to customers using credit terms customary in its industry. Management establishes a reserve for losses on its accounts based on historic loss experience and current economic conditions. Losses are charged off to the reserve when management deems further collection efforts will not produce additional recoveries.
Inventories and Obsolescence: Inventories are stated at the lower of cost (first-in, first-out method) or market value. The Company regularly reviews inventory quantities on hand and records provisions for excess and obsolete inventory based primarily on its estimated forecast of product demand and production requirements.
Concentrations of Credit Risk: The financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable and notes receivable. The Company had revenues from one customer of 14% of total revenues for the three months ended December 31, 2005. Approximately 9% of accounts receivable were from this customer at December 31, 2005. There were no concentrations of revenues or accounts receivable as of or for the three months ended December 31, 2004.
Property and Equipment: Property and equipment are recorded at cost. Assets that have been placed in service are depreciated on a straight-line basis over their estimated useful lives. Costs that materially increase the life or value of existing assets are capitalized. The majority of the Company’s equipment is in place at various pari-mutuel gaming sites located throughout North America.
Software Development Costs: Certain software development costs incurred subsequent to establishing technological feasibility through the general release of the software products are capitalized. Technological feasibility is demonstrated by the completion of a working model. Capitalized costs are amortized on a straight-line basis over the estimated useful life of the software product and are included in property and equipment on the Consolidated Balance Sheet.
Research and Development Costs: The Company incurs costs to improve and develop its products and technologies. Research and development costs are charged to operations when incurred. Research and development costs charged to operations were approximately $568,687 for the three months ended December 31, 2005 and $596,096 for the three months ended December 31, 2004.
(Continued)

UNITED TOTE COMPANY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended December 31, 2005 and 2004
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Income Taxes: United Tote Company is organized as a C-corporation under the Internal Revenue Code and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance to reduce deferred tax assets is established when appropriate.
Foreign Currency: The functional currency of United Tote Canada is the local currency. The Company translates assets and liabilities at exchange rates in effect at the balance sheet date and income and expense accounts at average exchange rates during the year. Transaction gain (loss) included in the determination of net income (loss) during the three months ended December 31, 2005 and December 31, 2004 was $535 and ($31,912), respectively.
Asset Impairment: The Company reviews its long lived assets in accordance with SFAS No. 144, “Impairment or Disposal of Long-Lived Assets”. SFAS No. 144 requires companies to review certain assets for impairment whenever events or changes in circumstances indicate the carrying amount of these assets may be impaired, in which case the asset would be written down to its fair value. Management determined there was no impairment of its long-term assets at December 31, 2005 or December 31, 2004.
Intangible Assets: Intangible assets are comprised of maintenance contracts on pari-mutuel wagering systems and products, patents and business trademarks. Amortization of finite lived intangible assets is recorded to reflect the pattern of economic benefits based on projected revenue over their estimated useful lives. Management performs an annual impairment review of its indefinite lived business trademark and determined there was no impairment as of December 31, 2005 or December 31, 2004.
Advertising Costs: The Company expenses the cost of advertising the first time the advertising or promotion takes place. Advertising expenses were $7,016 for the three months ended December 31, 2005 and $16,135 for the three months ended December 31, 2004.
Use of Estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates in the accompanying consolidated financial statements include the allowance for doubtful accounts, inventory obsolescence reserves, useful lives related to the calculation of depreciation and amortization on property and equipment, and the valuation allowance on deferred taxes. Actual results could differ from those estimates.
(Continued)

UNITED TOTE COMPANY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended December 31, 2005 and 2004
NOTE 3 — ACCOUNTS AND NOTES RECEIVABLE
Accounts receivable consist primarily of amounts due from pari-mutuel contracts at approximately 110 racetracks. Notes receivable include notes due from various domestic and international racetrack location owners. Notes receivable at December 31, 2005 consist of three separate notes with interest from 7.25% to 8% and maturing in August 2006, December 2008, and April 2010, respectively. The Company does not accrue interest on any of its trade accounts receivable.

Accounts and notes receivable consist of the following:
	December 31,	December 31,
	2005	2004
Accounts receivable	$4,577,321	$3,676,812
Notes receivable	764,593	1,061,833

	5,341,914	4,738,645
Less: Allowance for doubtful accounts	(286,262)	(297,613)

Total accounts and notes receivable, net	5,055,652	4,441,032
Less: Current portion
Accounts receivable, net of above allowance	4,291,059	3,379,199
Notes receivable	266,207	413,590

Long-term notes receivable	$498,386	$648,243

NOTE 4 — INVENTORIES

Inventories consist of the following:
	December 31,	December 31,
	2005	2004
Raw materials	$1,470,265	$3,043,821
Work in process	81,619	65,697
Ticket stock	301,323	398,850
Finished goods	449,923	240,397

	$2,303,130	$3,748,765

(Continued)

UNITED TOTE COMPANY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended December 31, 2005 and 2004
NOTE 5 — PROPERTY AND EQUIPMENT
Property and equipment consists of the following:

	Estimated
	Life	December 31,	December 31,
	in Years	2005	2004
Pari-mutuel equipment	5-7	$19,005,542	$7,999,628
Software	3-5	837,926	463,378
Furniture, fixtures and equipment	3-7	208,754	169,562
Building and improvements	30	238,920	238,920
Land		23,153	23,153

		20,314,295	8,894,641
Less: Accumulated depreciation		(3,042,800)	(737,764)

Property and equipment, net		$17,271,495	$8,156,877

NOTE 6 — INTANGIBLE ASSETS
Intangible assets consist of the following:

	Estimated
	Life	December 31,	December 31,
	in Years	2005	2004
Contracts	6	$272,476	$272,476
Patents	17	184,414	115,539
Less: Accumulated amortization		(193,250)	(105,500)

Total finite lived intangible assets, net		263,640	282,515
Indefinite lived business trademark		453,950	453,950

Total intangible assets, net		$717,590	$736,465

Total amortization expense on intangible assets was $27,750 and $30,750 for the three months ended December 31, 2005 and December 31, 2004, respectively. Estimated amortization expense for each of the five succeeding fiscal years ending December 31 is as follows:

Fiscal 2006	$50,000
2007	13,000
2008	8,000
2009	8,226
2010	0
(Continued)

UNITED TOTE COMPANY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended December 31, 2005 and 2004
NOTE 7 — DEBT

Debt consists of the following:
	December 31,	December 31,
	2005	2004

Revolving line of credit	$1,860,213	$1,621,431

Bank equipment term loan, monthly principal payments of $28,274 plus interest at LIBOR plus 3.25% (7.64% at December 31, 2005); balance due November 2009.	1,328,895	1,639,913

Bank equipment term loan, monthly principal payments of $24,134 plus interest at LIBOR plus 3.25% (7.64% at December 31, 2005); balance due October 2009.	1,110,180	1,399,792

Bank equipment term loan, monthly principal payments of $18,438 plus interest at LIBOR plus 3.25% (7.64% at December 31, 2005); balance due November 2009.	866,601	1,087,861

Bank equipment term loan, monthly principal payments of $13,518 plus interest at LIBOR plus 3.25% (7.64% at December 31, 2005); balance due January 2010.	662,395	—

Bank equipment term loan, monthly principal payments of $12,042 plus interest at LIBOR plus 3.25% (7.64% at December 31, 2005); balance due February 2010.	602,119	—

Bank equipment term loan, monthly principal payments of $13,368 plus interest at LIBOR plus 3.25% (7.64% at December 31, 2005); balance due March 2010.	681,776	—

Bank equipment term loan, monthly principal payments of $17,260 plus interest at LIBOR plus 3.25% (7.64% at December 31, 2005); balance due March 2010.	897,519	—

(Continued)

UNITED TOTE COMPANY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended December 31, 2005 and 2004
NOTE 7 — DEBT (Continued)

	December 31,	December 31,
	2005	2004

Bank equipment term loan, monthly principal payments of $26,197 plus interest at LIBOR plus 3.25% (7.64% at December 31, 2005); balance due April 2010.	$1,388,459	$—

Bank equipment term loan, monthly principal payments of $23,507 plus interest at LIBOR plus 3.25% (7.64% at December 31, 2005); balance due April 2010.	1,245,855	—

Bank equipment term loan, monthly principal payments of $7,738 plus interest at LIBOR plus 3.25% (7.64% at December 31, 2005); balance due May 2010.	417,831	—

Bank equipment term loan, monthly principal payments of $18,160 plus interest at LIBOR plus 3.25% (7.64% at December 31, 2005); balance due May 2010.	980,660	—

Bank equipment term loan, monthly principal payments of $10,637 plus interest at LIBOR plus 3.25% (7.64% at December 31, 2005); balance due May 2010.	574,424	—

Bank equipment term loan, monthly principal payments of $22,263 plus interest at LIBOR plus 3.25% (7.64% at December 31, 2005); balance due August 2010.	1,202,205	—

Bank equipment term loan, monthly principal payments of $14,314 plus interest at LIBOR plus 3.25% (7.64% at December 31, 2005); balance due September 2010.	772,950	—

Bank mortgage term loan, monthly principal payments of $2,417 plus interest at LIBOR plus 3% (7.39% at December 31, 2005); balance due September 2008.	514,750	541,333

UNITED TOTE COMPANY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended December 31, 2005 and 2004
NOTE 7 — DEBT (Continued)

	December 31,	December 31,
	2005	2004

Note payable, maturing in July 2009; payable in monthly installments of $443.	18,605	23,920

	$15,125,437	$6,314,250

Less, current maturities	4,768,711	2,505,911

Long-term debt, less current maturities	$10,356,726	$3,808,339

On September 5, 2003, the Company entered into a Credit Agreement (the “Agreement”) with a bank consisting of a revolving credit facility, an equipment line of credit and a mortgage term loan.
The $2,000,000 revolving line of credit requires interest payable monthly at the LIBOR plus 3.25% (7.64% at December 31, 2005) and is due September 2006. At December 31, 2005 and December 31, 2004 there was $1,860,213 and $1,621,431 outstanding on this line of credit, respectively.
The Company has a $15,500,000 equipment line of credit maturing September 5, 2006, requiring interest payable monthly at LIBOR plus 3.25% (7.64% at December 31, 2005). The fourteen bank equipment term loans ($12,731,870 in the aggregate) outstanding at December 31, 2005, represent draws on the equipment line of credit.
The lines of credit and term loans are collateralized by a first security position lien on all personal property and fixtures. The Agreement contains, among other provisions, certain restrictive covenants including debt service ratio, maintenance of minimum tangible net worth and ratio of total liabilities to tangible net worth. The Company was in violation of certain of these covenants as of and during the nine months ended September 30, 2005, and on November 23, 2005, received a Fourth Amendment to Credit Agreement and a waiver from its bank waiving these violations. See Note 12.
During the fourth quarter of 2005, the Company determined that it expected to be in violation of one of the above covenants for the period ended December 31, 2005. On December 21, 2005, an affiliate of the majority owner of UT Group LLC (“Kinderhook”) agreed to provide equity financing as necessary or as required by the lender to ensure the Company’s future compliance with its covenants through September 30, 2006. On December 21, 2005 the lender agreed to accept such equity financing for purposes of determining compliance with the financial covenants in its lending agreement. See Note 12.

UNITED TOTE COMPANY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended December 31, 2005 and 2004
NOTE 7 — DEBT (Continued)
The Agreement also contains a subjective acceleration clause whereby the lender has an option to accelerate repayment of the Company’s obligations in the event it deems there to be a material adverse change. The material adverse change definition includes language relating to circumstances or events that could reasonably be expected to be material and adverse to the Company’s business and financial condition or impair its ability to perform its obligations under the Agreement. The Company does not expect there to be a material adverse change as defined in the lending agreement and does not expect the lender to exercise the subjective acceleration clause. The Agreement also contains a change in control provision that allows the lender to require the acceleration of payment upon a change in control. The lender waived this provision in connection with the acquisition of the Company. See Note 12.

Aggregate annual maturities of long-term debt are as follows:	(Unaudited)
December 31, 2006	$4,768,711
2007	3,032,543
2008	3,460,293
2009	2,906,347
2010	957,544
NOTE 8 — LEASE OBLIGATIONS
The Company leases certain facilities and equipment under operating leases expiring through October 2012. As of December 31, 2005, future minimum rental commitments under noncancellable operating leases with initial lease terms of one year or more are as follows:

(Unaudited)
Fiscal 2006	$237,654
2007	237,650
2008	237,878
2009	144,990
2010	18,426
Thereafter	33,823

$910,421

Total rent expense incurred under all operating leases were $74,951 and $70,232 for the three months ended December 31, 2005 and December 31, 2004, respectively.

UNITED TOTE COMPANY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended December 31, 2005 and 2004
NOTE 9 — DEFINED CONTRIBUTION PLAN
The Company has a 401(k) plan covering substantially all employees who have completed 90 days of service and attained the age of 21. Participants may contribute up to 40% of their compensation and the Company will match 100% of employee contributions up to a maximum of $750 per year. The Company expensed $8,144 relating to this plan during the three months ended December 31, 2005 and $5,582 for the three months ended December 31, 2004.
NOTE 10 — RELATED PARTY TRANSACTIONS
The Company was party to a Management Services Agreement (the “Agreement”) with the former majority owner of its parent company UT Group LLC, whereby the majority owner provided certain management and consulting services. The Agreement had an initial term of 7 years and provided for quarterly payments based on the number of consulting hours multiplied by a specified rate. During the three months ended December 31, 2005 and December 31, 2004, the Company paid management fees of $64,207 and $62,806, respectively, to the majority owner of its former parent company in accordance with this Agreement. The Agreement was terminated in connection with Youbet’s acquisition of the Company. See Note 12.
NOTE 11 — COMMITMENTS AND CONTINGENCIES
Gaming Regulations: The Company’s operations are subject to the state regulatory licensing requirements. The gaming licenses are subject to certain conditions and periodic renewal. Management believes that the conditions will continue to be satisfied and that subsequent license renewals will be granted.
Litigation: The Company is party to routine lawsuits arising from normal operations. The Company does not believe that the outcome of such litigation will have a material adverse effect on its consolidated financial statements.
Purchase Commitments: At December 31, 2005, the Company had entered into various purchase agreements from vendors in the normal course of business, primarily relating to pari-mutuel equipment, for approximately $752,000.

UNITED TOTE COMPANY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
For the three months ended December 31, 2005 and 2004
NOTE 12 — SUBSEQUENT EVENT
On February 10, 2006, Youbet.com, Inc. (“Youbet”), a Delaware corporation, UT Gaming, Inc., a Delaware corporation and a wholly-owned subsidiary of Youbet, UT Group LLC and United Tote Company consummated a stock purchase agreement pursuant to which Youbet acquired from UT Group LLC all of the outstanding common stock of United Tote Company. In connection with Youbet’s acquisition of United Tote, Youbet agreed to fully and unconditionally guarantee amounts owed under the Agreement. Youbet also agreed to provide equity financing necessary or as required by the lender to ensure the Company’s future compliance with its covenants, and the lender released Kinderhook from its similar obligation. In addition, the lender under the Agreement agreed not to accelerate the payment of any outstanding amounts due under the Agreement until April 30, 2006, while Youbet negotiates a replacement credit facility. Youbet is currently in discussions with the lender to extend the forbearance of acceleration period until June 30, 2006 and to waive any equity financing related to the Company’s anticipated covenant violation as of and for the quarter ended December 31, 2005. See Note 7. The Company expects that either the lender will waive any equity financing commitment related to the quarter ended December 31, 2005 or Youbet will make such contributions as necessary, and the Company will use any such contributions to effect compliance with the covenants under the Agreement, and accordingly expects to remain in compliance with its covenants.